SECURITIES AND EXCHANGE COMMISSION

             WASHINGTON, D.C. 20549

                     FORM 8-K

                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934
Date of Report (Date of earliest event reported):  May 3, 1995

                       LSI LOGIC CORPORATION

       (Exact name of registrant as specified in its charter)

Delaware                 0-11674                94-2712976
(State or other        (Commission          (IRS Employer
jurisdiction           File Number)        Identification No.)
of incorporation)

         1551 McCarthy Blvd., Milpitas, California 95035
             (Address of principal executive offices)

Registrant's telephone number, including area code (408)433-8000

                        Not Applicable
(Former name or former address, if changed since last report)











Item 5.   Other Events

    On May 2, 1995, LSI Logic Corporation (the "Registrant") gave public notice of its offer to acquire for cash the approximately 11,000,000 shares of LSI Logic Corporation of Canada, Inc. which it does not already own. Attached as Exhibit 99.4 to this Current Report on Form 8-K is the text of the notice given by the Registrant on May 2, 1995.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          99.4 Text of Press Release dated May 2, 1995



                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 3, 1995               LSI LOGIC CORPORATION

                                 /s/ David E. Sanders
                                 David E. Sanders
                                  Vice President, General Counsel
                                  Secretary